State of New Jersey

                     Department of Environmental Protection
Christine Todd Whitman                                      Robert C. Shinn, Jr.
Governor                                                            Commissioner

IN THE MATTER OF                      :    REMEDIATION
Ajax Manufacturing Company            :    AGREEMENT
ISRA CASE # 97382                :


The following FINDINGS are made and AGREEMENT is issued pursuant to the authority vested in the Commissioner of the New Jersey Department of Environmental Protection (hereinafter "NJDEP"), N.J.S.A. 13:1D-1 et seq. and the Industrial Site Recovery Act (ISRA), N.J.S.A. 13:1K-6 et seq. and duly delegated to the Assistant Director within the Division of Responsible Party Site Remediation pursuant to N.J.S.A. 13:1B-4. Any references below, to the Environmental Cleanup Responsibility Act (ECRA) or its successor legislation, the Industrial Site Recovery Act (ISRA) P.L. 1993 c.139 shall be construed as ECRA, N.J.S.A. 13:1K-6 et seq. and N.J.A.C. 7:26B, as amended by ISRA.

                                    FINDINGS

1. On December 6, 1997, Ajax Manufacturing Company submitted to NJDEP an application for a Remediation Agreement. This application is incorporated herein by reference and includes the following information:

     A.   Industrial Establishment

          ISRA Case #: 97382                     SIC #: 3715

          Facility Name:          Ajax Manufacturing Company

          Facility Location:      321 Valley Road
                                  Hillsborough, N.J. (Hillsborough facility)
                                  Block:   143               Lot:     7

          Owner/Operator:         Carl Massaro

     B.   Transaction.

          Seller:  Standard Automotive Corporation

          Buyer:   Ajax Manufacturing Company

          Description:   Sale  and   redemption   of  100%  of  shares  of  Ajax
          Manufacturing Company to Standard Automotive Corporation.

2. The Transaction described in Paragraph 1.B above is the sale, transfer, and/or closing of an Industrial Establishment as defined by ISRA. NJDEP and Ajax Manufacturing Company expressly agree that the Transaction is subject to ISRA. Ajax Manufacturing Company has requested that NJDEP prepare a Remediation Agreement which, when effective, will allow the Transaction to be consummated prior to the completion of all administrative requirements.

3. The Remediation Agreement specifies a time schedule for completion of ISRA requirements by Ajax Manufacturing Company and provides for a remediation funding source in a form and amount acceptable to NJDEP prior to consummation of any transactions subject to ISRA. Failure to fully comply with all the terms and conditions of the Remediation Agreement shall subject Ajax Manufacturing Company to the full range of penalties and remedies prescribed in ISRA, the implementing regulations, specifically N.J.A.C. 7:26B-9.3 and the Remediation Agreement.

                                    AGREEMENT

NOW, THEREFORE, IT IS AGREED THAT:

4. Ajax Manufacturing Company agrees to remediate the Hillsborough facility and submit the following documents as established below.

     A. Within one hundred and eighty (180) calendar days after receipt of the General Information Notice (GIN) or such additional time as NJDEP shall approve, in its sole discretion, Ajax Manufacturing Company shall submit a Preliminary Assessment Report (PA Report), Site Investigation Report (SI Report), and/or Remedial Investigation Workplan (RI Workplan) as applicable, prepared in accordance with N.J.A.C. 7:26E.

     B. Within three hundred (300) calendar days after the effective date of this Remediation Agreement or within one hundred and twenty (120) calendar days of receipt of NJDEP's written approval of the RI Workplan, or such additional time as NJDEP shall approve, in its sole discretion, Ajax Manufacturing Company shall submit a Remedial Investigation Report (RI Report) prepared pursuant to N.J.A.C. 7:26E.

     C. Within four hundred and twenty (420) days after the effective date of this Remediation Agreement or within one hundred and twenty (120) calendar days after receipt of NJDEP's written approval of RI Report, or such additional time as NJDEP shall approve, in its sole discretion, Ajax Manufacturing Company shall submit a Remedial Action Workplan prepared pursuant to N.J.A.C. 7:26E.

     D. Ajax Manufacturing Company shall implement any NJDEP approved Remedial Action Workplan in accordance with the approved time schedule or defer


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

          implementation of all or part of the Remedial Action Workplan subject to NJDEP approval.

     E. Should NJDEP determine that any submittal made under Paragraph 4 of this Remediation Agreement is inadequate or incomplete, then NJDEP shall provide Ajax Manufacturing Company with written notification of the deficiency(ies), and Ajax Manufacturing Company shall revise and resubmit the required information within a reasonable period of time not to exceed thirty (30) calendar days from receipt of such notification or such additional time NJDEP shall approve, in its sole discretion.

5.   Conditions for Remediation Funding Sources:

     A. Ajax Manufacturing Company shall establish and maintain a remediation funding source in a form acceptable to NJDEP in the amount of $25,000. The remediation funding source must conform with the requirements of N.J.S.A. 58:10B-1 et seq. and this Remediation Agreement. The remediation funding source shall be submitted to NJDEP within fourteen
          (14) calendar days from full execution of this Remediation Agreement.

     B. Upon submission of the remediation funding source and annually thereafter, Ajax Manufacturing Company shall submit a remediation funding source surcharge payment in the amount equal to 1% of the amount of the remediation funding source required by NJDEP to be maintained. This surcharge in the amount of $250.00 should be made payable to the "New Jersey Economic Development Authority ("NJEDA")-Hazardous Discharge Site Remediation Fund." The surcharge is not imposed on the amount of the remediation funding source met by self-guarantee or the amount of the remediation funding source met by a loan or grant from the Hazardous Discharge-Site Remediation Fund.

     C. Whenever the remediation cost increases, Ajax Manufacturing Company shall cause the amount of the remediation funding source to be increased to an amount at least equal to the new estimate within thirty (30) calendar days.

     D. Whenever the remediation cost decreases, Ajax Manufacturing Company may submit a written request to NJDEP to decrease the amount in the remediation funding source. If approved by NJDEP, the remediation funding source may be decreased upon receipt of written approval by NJDEP to be delivered to the person who established the remediation funding source and to the person or institution providing the remediation funding source.

     E. In accordance with N.J.S.A. 58:10B-3, Ajax Manufacturing Company may use the remediation funding source to pay for the actual cost of the remediation at the Hillsborough facility.


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

     F. NJDEP shall return the remediation funding source established upon Ajax Manufacturing Company's submission of a substitute remediation funding source or upon NJDEP's approval of a Negative Declaration and issuance of a no further action letter for the Hillsborough facility.

     G. In the event that NJDEP determines that Ajax Manufacturing Company has failed to perform any of its obligations under this Remediation Agreement or ISRA, NJDEP may perform the remediation in place of Ajax Manufacturing Company making disbursements from the remediation funding source or may pursue any additional rights and remedies in accordance with N.J.S.A. 58:10B-3(g). NJDEP shall notify Ajax Manufacturing Company in writing of the obligation(s) with which it has not complied. Nothing in this paragraph shall prevent NJDEP from seeking civil or civil administrative penalties, costs, and damages or any other legal or equitable relief against Ajax Manufacturing Company.

6.   Additional Conditions of Consent:

     A. Ajax Manufacturing Company shall allow NJDEP access to the subject Industrial Establishment pursuant to N.J.A.C. 7:26B-1.12 for the purpose of undertaking all necessary monitoring and environmental cleanup activities. Ajax Manufacturing Company has provided NJDEP with appropriate documentation that Standard Automotive Corporation shall allow the NJDEP access required herein.

     B. Compliance with the terms of this Remediation Agreement shall not excuse Ajax Manufacturing Company from obtaining and complying with any applicable federal, state or local permits, statutes, regulations and/or orders while carrying out the obligations imposed by ISRA through this Remediation Agreement. The execution of this Remediation Agreement shall not excuse Ajax Manufacturing Company from compliance with all other applicable environmental permits, statutes, regulations and orders and shall not preclude NJDEP from requiring that Ajax Manufacturing Company obtain and comply with any permits, and/or orders, issued by NJDEP under the authority of the Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq., the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq., and the Spill Compensation and Control Act N.J.S.A. 58:10-23.11 et seq., for the matters covered herein. The terms and conditions of any such permit shall not be preempted by the terms and conditions of this Remediation Agreement if the terms and conditions of any such permit are more stringent than the terms and conditions of this Remediation Agreement. Should any of these measures be taken by Ajax Manufacturing Company during the remediation of any ground water and surface water pollution result in a new or modified discharge as defined in the New Jersey Pollutant Discharge Elimination System ("NJPDES") regulations, N.J.A.C. 7:14A-1 et seq., then Ajax Manufacturing


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

          Company shall obtain a NJPDES permit or permit modification from NJDEP prior to commencement of said activity.

     C. NJDEP reserves the right to stop any construction, improvement(s), or change(s) at the Industrial Establishment(s) subject to this Remediation Agreement, due to the presence of hazardous substances, the disturbance of which, prior to implementation of NJDEP approved Remedial Action Workplan, has the potential to cause harm to public health, safety, and welfare as determined by the NJDEP.

     D. No obligations imposed by this Remediation Agreement (other than by Paragraph 6.E below) are intended to constitute a debt, claim, penalty or other civil action which could be limited or discharged in a bankruptcy proceeding. All obligations imposed by this Remediation Agreement shall constitute continuing regulatory obligations imposed pursuant to the police power of the State of New Jersey, intended to protect the public health safety, and welfare.

     E. The provisions of this Remediation Agreement shall be binding upon Ajax Manufacturing Company and its successors in interest, assigns and any trustee in bankruptcy or receiver appointed pursuant to a proceeding in law or equity. Any officer or management official of Ajax Manufacturing Company who knowingly directs or authorizes the violation of any provision of ISRA or the Regulations shall be personally liable for the penalty established pursuant to N.J.S.A. 13:1K- 13 and N.J.A.C. 7:26B-9.3.

     F. Any signatory to this Remediation Agreement, who is executing this Remediation Agreement on behalf of an entity other than that individual, shall provide NJDEP appropriate documentary evidence as specified in N.J.A.C. 7:26B-1.13 and N.J.A.C. 7:26B-7.5 authorizing the signatory to bind the entity to the provisions of this Remediation Agreement. This documentary evidence shall be submitted to NJDEP along with a fully executed Remediation Agreement pursuant to Paragraph 11 of this Remediation Agreement.

     G. Any signatory to this Remediation Agreement shall provide NJDEP at least thirty (30) calendar days prior written notice of the dissolution of its corporate identity or liquidation of its assets, and shall provide immediate written notice to NJDEP of filing of a petition for bankruptcy no later than the day after filing. Upon receipt of notice of dissolution of corporate identity, liquidation of assets or filing of a petition for bankruptcy, NJDEP may request and, within fourteen (14) days of NJDEP's written request, Ajax Manufacturing Company shall obtain and submit to NJDEP additional remediation funding source pursuant to this Remediation Agreement.


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

     H. Unless otherwise instructed, any submission to be made to NJDEP in accordance with this Remediation Agreement shall be directed to:

                Wayne C. Howitz, Assistant Director
                Industrial Site Evaluation Element
                Division of Responsible Party Site Remediation
                P.O. Box 432
                Trenton, NJ  08625-0432

7.   Force Majeure

     A. If any fire, flood, storm, riot, strike, or other circumstances determined by NJDEP to be beyond the control of Ajax Manufacturing Company occurs which causes or may cause delays in the achievement of any deadline contained in this Remediation Agreement, Ajax Manufacturing Company shall notify NJDEP in writing within ten (10) calendar days of the delay or anticipated delay, as appropriate, referencing this Paragraph and describing the anticipated length, precise cause or causes, measures taken or to be taken, and the time required to minimize the delay. If any delay or anticipated delay has been or will be caused by fire, flood, storm, riot, strike or other circumstances determined by NJDEP to be beyond the control of Ajax Manufacturing Company, then the time for performance hereunder shall be extended by NJDEP for a period no longer than the delay resulting from such circumstances, provided that the NJDEP may grant additional extensions for good cause. If the events causing such delay are not found by NJDEP to be beyond the control of Ajax Manufacturing Company, failure to comply with the provisions of the Remediation Agreement shall constitute a breach of the Remediation Agreement's requirement. The burden of proving that any delay is caused by circumstances beyond Ajax Manufacturing Company's control and the length of such delay attributable to those circumstances shall rest with Ajax Manufacturing Company. Increases in the costs or expenses incurred in fulfilling the requirements contained herein shall not be a basis for an extension of time. Similarly, delay in completing an interim requirement shall not automatically justify or excuse delay in the attainment of subsequent requirements.

8. This Remediation Agreement shall be fully enforceable in the New Jersey Superior Court having jurisdiction over the subject matter and signatory parties upon the filing of a summary action for compliance pursuant to ISRA. This Remediation Agreement may be enforced in the same manner as an Administrative Order issued by NJDEP pursuant to other statutory authority and shall not preclude NJDEP from taking whatever action it deems appropriate to enforce the environmental protection laws of the State of New Jersey. It is expressly recognized by NJDEP and Ajax Manufacturing Company that nothing in this Remediation Agreement shall be construed as a waiver by NJDEP of its rights with respect to enforcement of ISRA on bases other than those set forth in the


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

ISRA Program Requirements sections of this Remediation Agreement. Furthermore, nothing in this Remediation Agreement shall constitute a waiver of any statutory right of the NJDEP to require Ajax Manufacturing Company to implement additional remedial measures should NJDEP determine that such measures are necessary to protect the public health, safety and welfare.

9. Ajax Manufacturing Company agrees not to contest the authority or jurisdiction of the Department to issue this Remediation. Ajax Manufacturing Company further agrees not to contest the terms or conditions of this Remediation Agreement except as to interpretation or application of such terms and conditions in any action brought by the NJDEP to enforce the provisions of this Remediation Agreement.

10. Except as otherwise set forth herein, by the execution of this Remediation Agreement the Department does not release any person from any liabilities or obligations such person may have pursuant to ISRA and the Regulations, or any other applicable authority, nor does the NJDEP waive any of its' rights or remedies pursuant thereto.

11. A. This Remediation Agreement shall be effective upon the execution of this Remediation Agreement by NJDEP and Ajax Manufacturing Company. Ajax Manufacturing Company shall return a fully executed Remediation Agreement to NJDEP together with the signature authorization required by Paragraph 6 above within five (5) business days from the effective date.

     B. This Remediation Agreement shall be null and void unless executed by the Party(ies) within thirty (30) days of NJDEP signing.

     C. Upon the effective date of this Remediation Agreement, Ajax Manufacturing Company may complete the Transaction described in Paragraph 1.B above subject to the conditions of this Remediation Agreement.

     D. Any issues which may arise in the future regarding this Remediation Agreement will be interpreted under relevant provisions of ISRA.

                NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION

Date:    December 9, 1997                 By: /s/ Ronald T. Corcory
                                             ---------------------------------
                                          Ronald T. Corcory, Assistant Director
                                          Responsible Party Cleanup Element

                           Ajax Manufacturing Company

Date: December 10, 1997                    By: /s/ Carl Massaro
                                              --------------------------------
                                              Name: Carl Massaro
                                              Title: President


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